Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 13, 2004 on our review of interim financial information of Protective Life Insurance Company and subsidiaries (the “Company”) for the six month periods ended June 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in the Company’s registration statement on Form S-3 (File No. 333-100944).

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
August 16, 2004